UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 20, 2007

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On February 20, 2007, Mobility Electronics, Inc. (“Mobility”) entered into an agreement to sell a portfolio of patents and patents pending related to Mobility’s PCI expansion and docking technology to A.H. Cresant Group LLC. In a separate transaction, on February 21, 2007, Mobility California, Inc., a wholly owned subsidiary of Mobility (“Mobility California”), entered into an Asset Purchase Agreement with Mission Technology Group, Inc. (“Mission”) to sell substantially all of Mobility’s assets related to its PCI expansion and docking business. Mission is an entity that is currently wholly owned by Randy Jones, Mobility’s Vice President and General Manager, Connectivity.
     As a result of these two transactions, Mobility will receive total net proceeds of $4.8 million, subject to adjustment up or down depending on the value of inventory to be sold to Mission at closing. The total consideration received by Mobility will consist of $1.0 million in cash, with promissory notes covering the remaining consideration. Mobility will also receive a 15% fully-diluted equity interest in Mission. The transactions are expected to close within the next two weeks subject to customary closing conditions. Effective immediately upon the closing of the Mission transaction, Mr. Jones will cease his employment with Mobility.
     Mobility retained an independent, third party financial advisor to assist it in connection with the disposition of its expansion and docking business. In determining the sales price for the assets and liabilities to be disposed of by Mobility, Mobility evaluated past performance and expected future performance, and received an opinion from its financial advisor that the consideration to be received by Mobility is fair from a financial point of view. Mobility’s Board of Directors approved the transactions following a separate review and recommended approval of the Mission transaction by Mobility’s Audit Committee.
     The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of such agreement as attached hereto as Exhibit 10.1.
     Mobility announced the transactions in a press release issued February 22, 2007. A copy of this press release is furnished as Exhibit 99.1 to this report.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     As mentioned in Item 1.01 above, effectively immediately upon the closing of the Mission transaction, Randy Jones, Mobility’s Vice President and General Manager, Connectivity, will no longer be employed by Mobility.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement

99.1	Press release issued February 22, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.

Dated: February 22, 2007	By:	/s/ Joan W. Brubacher

	Name:	Joan W. Brubacher
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement

99.1	Press release issued February 22, 2007